SUB-ITEM 77Q1(A)



An Amendment, dated, December 11, 2015, to the Amended and Restated Declaration of Trust MFS Series Trust I, is contained in Post-Effective Amendment No. 74 to the Registration Statement of MFS Series Trust I (File Nos. 33-7638 and 811-
4777), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2015, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.